EXHIBIT 99.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PLAINS ALL AMERICAN PIPELINE, L.P.

PURSUANT TO 18 U.S.C. § 1350

I, Phil Kramer, Chief Financial Officer of Plains All American Pipeline, L.P. (the “Company”), hereby certify that:

(i)	the accompanying report on Form 10-Q for the period ending March 31, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial operations and results of operations of the Company.

/s/ PHIL KRAMER

Name: Phil Kramer Date: May 2, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.